EXHIBIT 99.1

ConnectOne Bancorp, Inc. Announces the Receipt of Regulatory Approvals for Bancorp of New Jersey Transaction

ENGLEWOOD CLIFFS, N.J., Nov. 18, 2019 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”),  announced today that its wholly-owned bank subsidiary, ConnectOne Bank (the “Bank”), has received regulatory approvals to proceed with its previously announced acquisition of Bank of New Jersey, a New Jersey state-chartered bank and wholly-owned bank subsidiary of Bancorp of New Jersey, Inc. Approval was granted by both the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation.

Additionally, the Company announced that it has previously obtained from the Board of Governors of the Federal Reserve System a waiver from the application requirements of Section 3 of the Bank Holding Company Act of 1956, as amended, with respect to the merger of Bancorp of New Jersey, Inc. with and into the Company.

The proposed transaction, which is expected to close early in the first quarter of 2020, remains subject to the approval of the Company’s and Bancorp of New Jersey, Inc.’s shareholders and other customary closing conditions. ConnectOne and Bancorp of New Jersey, Inc. will hold their respective shareholder meetings on December 9, 2019 to vote on the proposed acquisition.

“The combination is a natural fit, creating opportunities to grow our company in a way that enhances operational efficiency, allowing us to further invest in the future,” said ConnectOne Bank Chairman & CEO Frank Sorrentino. “Our newly acquired clients will benefit from ConnectOne’s extensive suite of products and technological offerings.”

The combined company will have more than $7 billion in assets with locations across the New York and New Jersey markets.

About ConnectOne Bancorp, Inc.
ConnectOne Bancorp, Inc. through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its 29 banking offices located in New York and New Jersey. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

About Bancorp of New Jersey, Inc.
Founded in 2006, Bancorp of New Jersey, Inc. is the holding company for Bank of New Jersey, which provides traditional commercial and consumer banking products and services. The Bank’s corporate office is in Englewood Cliffs and the Bank currently operates out of 9 branch offices located in Fort Lee, Hackensack, Haworth, Englewood Cliffs, Englewood, Cliffside Park, and Woodcliff Lake. For more information about Bank of New Jersey and its products and services, please visit http://www.bonj.net.

ConnectOne Investor Contact:
William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Bancorp of New Jersey Investor Contact:
Nancy E. Graves
President & CEO
201.720.3200; ngraves@bonj.net

ConnectOne Media Contact:
Thomas Walter, MWWPR
202.600.4532

Important Information About The Merger

In connection with the proposed merger with Bancorp of New Jersey, Inc. (“BKJ”), the Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (file no. 333-233991) registering the shares of the Company’s common stock to be issued in connection with the merger. The registration statement includes a joint proxy statement/prospectus of BKJ and the Company which has been sent to the shareholders of BKJ and the Company seeking their respective approval of the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, BKJ AND THE PROPOSED TRANSACTION.

A free copy of these documents, as well as other filings containing information about the Company and BKJ, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at the “Investor Relations” section of the Company’s web site at www.connectonebank.com or from BKJ at the “Investor Relations” section of BKJ’s website at www.bonj.net. Copies of the joint proxy statement/prospectus can also be obtained, free of charge, when available by directing a request to ConnectOne Bancorp, Inc., 301 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, Attention: Laura Criscione, Corporate Secretary or to Bancorp of New Jersey, Inc., 1365 Palisade Ave, Fort Lee, New Jersey 07024, Attention: Corporate Secretary.

Forward-Looking Statements

This communication contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries and which could cause actual results to differ materially from forward-looking statements include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the SEC; the risk, uncertainties and other factors relating to the merger of BKJ with and into the Company, including the ability to meet closing conditions to the merger and delays in closing the merger; and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Except as required by law, the Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Proxy Solicitation

The Company, BKJ and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and BKJ in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the joint proxy statement/prospectus. Additional information about the Company, and its directors and executive officers, may be found in the definitive proxy statement of the Company relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 22, 2019, and other documents filed by the Company with the SEC. Additional information about BKJ, and its directors and executive officers, may be found in the definitive proxy statement of BKJ relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 22, 2019, and other documents filed by BKJ with the SEC. These documents can be obtained free of charge from the sources described above.